SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 5, 2003
                Date of Report (Date of Earliest Event Reported)



                               HBOA Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   33-0231238                   Florida                         65-1053546
----------------                --------                      -------------
  (Commission                (State or Other                  (IRS Employer
  File Number)               Jurisdiction of                  Identification
                             Incorporation)                     Number)

5200 NW 33rd Avenue, Suite 215
Ft. Lauderdale, FL                                               33309
-------------------                                           -----------
(Address of principal executive offices)                       (Zip Code)


                                 (954) 938-0810
               Registrant's telephone number, including area code


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ITEM 5.  OTHER EVENTS AND OTHER REGULATION FD DISCLOSURE

         HBOA Holdings, Inc. ("HBOA") is creating an Entertainment Division and is currently in negotiations with Donald Kirshner, an icon in the music industry, as its possible Chief Executive Officer. Mr. Kirshner has been credited with channeling the talents of Bobby Darin, Neil Diamond, Neil Sedaka, Carole King and hosts of Hall of Fame of Rock and Pop writers into commercial and artistic success.

         Don was the publisher of the Lennon & McCartney catalog in the U.S. Don Kirshner's songs have been recorded by every major artist, from Sinatra and Streisand to Elvis Presley and Stevie Wonder. Some of the all-time great Kirshner hits have been written and scored by Burt Bacharach and Hal David, Neil Diamond, Quincy Jones, Elmer Bernstein, Lieber and Stoller and Brian Wilson.

         Don was the head of Colombia Screen Gems Music and was further distinguished by having his name placed ahead of two major entertainment conglomerates when he was the head of Kirshner/CBS Music and Kirshner/Warner Music International.

         In the motion picture industry, Don acted as musical supervisor on three Academy Award-winning films, "Lawrence of Arabia," "Born Free" and Georgy Girl." Don also conceived and produced the album "Four Days That Shook the World," a documentary that was considered to be the definitive history of the last days of JFK.

         Don integrated television and rock music with his creation of the Monkees, as well as the Archies. He also created "In Concert," the longest running TC show of its kind. It was during this period that he introduced early talent recognized by Don such as The Eagles, Linda Ronstadt, Jackson Brown and a host of others. The Rolling Stones, Earth Wind and Fire, Billy Joel, Rod Stewart, Tina Turner, Olivia Newton-John, Michael Jackson and an endless list of talent were showcased on Don's show over ten years. On the comedy side, Don showcased often for the first time, Steve Martin, Jay Leno, Billy Crystal, Gary Shandling and a many other great comics.

         Don was also credited with creation of simulcasting, as well as being the individual most responsible for the MTV and VHI format. In the 90's, Don Kirshner's 35 Year History of Rock "N" Roll was the hottest syndicated summer show broadcast on over 225 radio stations. Yale and Columbia University currently teach a class on Don Kirshner and Dick Clark.

         As of May 6, 2003, HBOA has not yet finalized a definitive agreement with Mr. Kirshner.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                 HBOA HOLDINGS, INC.


Date: May 6, 2003                By:  /s/ Gary Verdier
                                      -----------------------------------------
                                          Gary Verdier
                                          Chief Executive Officer and President